Exhibit 10.1

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT, (this “Amendment”) dated as of May 14, 2025 (the “Amendment Date”), among STEPSTONE SPV FACILITY III LLC, a Delaware limited liability company, as the borrower (the “Borrower”), STEPSTONE PRIVATE CREDIT FUND LLC, a Delaware limited liability company, as the equityholder (the “Equityholder”), STEPSTONE PRIVATE CREDIT FUND LLC, a Delaware limited liability company, as the Collateral Manager (in such capacity, the “Collateral Manager”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”) and each the financial institutions and other entities identified as “Lenders” on the signature pages hereof (the “Lenders”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Lender, the other lenders party from time to time thereto and UMB Bank, National Association, as the Collateral Agent, are parties to the Loan and Security Agreement, dated as of December 1, 2023 (as amended from time to time prior to the Amendment Date, the “LSA”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent and the Lender desire to amend the LSA in accordance with Section 12.1 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the LSA.

ARTICLE II

Amendments

SECTION 2.1. As of the Amendment Date, the LSA is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the LSA attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Default, Event of Default or Change of Control with respect to the Borrower has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the LSA are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

SECTION 3.2. The Collateral Manager hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Default or Event of Default, Change of Control with respect to the Collateral Manager has occurred and is continuing or Collateral Manager Termination Event has occurred and (ii) the representations and warranties of the Collateral Manager contained in the LSA are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

SECTION 3.3. The Equityholder represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Default, Event of Default or Change of Control with respect to the Equityholder has occurred and is continuing and (ii) the representations and warranties of the Equityholder contained in the LSA are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the Amendment Date so long as the following conditions are satisfied:

(a) the execution and delivery of this Amendment by each party hereto; and

(b) the Borrower shall have paid to the Administrative Agent, in immediately available funds for its own account, any fees (including reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the Amendment Date.

The Administrative Agent shall notify the Borrower promptly upon the conditions being satisfied.

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ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the LSA is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the LSA for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

STEPSTONE SPV FACILITY III LLC, as the Borrower

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: CFO

STEPSTONE PRIVATE CREDIT FUND LLC, as the Equityholder

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: CFO

STEPSTONE PRIVATE CREDIT FUND LLC, as the Collateral Manager

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: CFO

[Signature Page to Amendment No. 3 to Loan and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Brendan Cappiello
Name: Brendan Cappiello
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Lender

By:	/s/ Brendan Cappiello
Name: Brendan Cappiello
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Swingline Lender

By:	/s/ Brendan Cappiello
Name: Brendan Cappiello
Title: Executive Director

[Signature Page to Amendment No. 3 to Loan and Security Agreement]

RAYMOND JAMES BANK, as a Lender

By:	/s/ Mark Specht
Name: Mark Specht
Title: Senior Vice President

[Signature Page to Amendment No. 3 to Loan and Security Agreement]

APPENDIX A

EXECUTION VERSION

Conformed through Amendment No. ~~2~~3 dated ~~February 27~~May 14, 2025

$~~650,000,000~~750,000,000

LOAN AND SECURITY AGREEMENT

by and among

STEPSTONE PRIVATE CREDIT FUND LLC,

(Collateral Manager)

STEPSTONE SPV FACILITY III LLC,

(Borrower)

STEPSTONE PRIVATE CREDIT FUND LLC,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Swingline Lender)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

and

UMB BANK, NATIONAL ASSOCIATION,

(Collateral Agent)

Dated as of December 1, 2023

the Facility Amount, in the case of a termination of the Facility Amount, or (y) the amount of such reduction multiplied by (b)(x) in the case of a reduction occurring from the ~~Second~~Third Amendment Closing Date to but excluding the twelve-month anniversary of the ~~Second~~Third Amendment Closing Date, 2.00%, (y) in the case of a reduction occurring from and including the twelve-month anniversary of the ~~Second~~Third Amendment Closing Date to but excluding the twenty-four month anniversary of the ~~Second~~Third Amendment Closing Date, 1.00%, or (z) in the case of a reduction occurring on or after the twenty-four month anniversary of the ~~Second~~Third Amendment Closing Date, 0.00%.

“Conforming Changes”: With respect to the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Accrual Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Control”: The possession, directly or indirectly, of either or both of (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or (b) equity interests in a Person.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent specified on Annex A hereto, or such other address within the United States as the Collateral Agent may designate from time to time by at least thirty (30) days prior written notice to the Administrative Agent.

“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have expired shall be zero) minus (ii) the Outstanding Balance of such Delayed Draw Loan or Revolving Loan, as applicable, on such date of determination.

“Facility Amount”: The Maximum Facility Amount, as such amount may vary from time to time pursuant to Section 2.3 hereof or as otherwise agreed to by the Borrower, the applicable Lenders, the Collateral Manager and the Administrative Agent; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean an amount equal to the aggregate Advances Outstanding at such time.

“Facility Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to (i) with respect to any Broadly Syndicated Loan or Middle Market Loan (other than Recurring Revenue Loans), the product of (a) its Net Senior Leverage Ratio, (b) its Applicable Percentage and (c) its Assigned Value, (ii) with respect to any First Lien Last-Out Loan, the sum of (a) its First Out Attachment Ratio and (b) the product of (A)(x) its Last Out Attachment Ratio less (y) its First Out Attachment Ratio, (B) its Applicable Percentage and (C) its Assigned Value, in each case, as of such date, (iii) with respect to any Second Lien Loan, the sum of (a) its Net Senior Leverage Ratio and (b) the product of (A)(x) its Net Total Leverage Ratio less (y) its Net Senior Leverage Ratio, (B) its Applicable Percentage and (C) its Assigned Value, in each case, as of such date and (iv) with respect to any Designated Loan, the product of (a) its Net Total Leverage Ratio, (b) its Applicable Percentage and (c) its Assigned Value.

“Facility Maturity Date”: February 27, 2030.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Fee Letter”: The collective reference to (i) the Fee Letter, dated as of the date hereof, from the Administrative Agent and ~~the~~one or more Lenders to the Borrower, as the same may be amended, restated, modified or supplemented from time to time and (ii) each other fee

Instruments and (x) restrictions on transfer of such Collateral set forth in the applicable Underlying Instruments.

“Permitted RIC Distribution”: Distributions on any Payment Date to the Equityholder (from the Collection Account) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Securitization”: Any private or public term or conduit securitization transaction undertaken by the Borrower or an Affiliate thereof that is secured, directly or indirectly, by any Loan currently included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization or term facility.

“Person”: An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency, instrumentality or political subdivision thereof), estate, company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity or organization.

“PIK Loan”: A Loan on which any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor or pursuant to conditions specified (in each case, under the related Underlying Instruments and without default), added to the principal balance of such Loan or otherwise deferred rather than being paid in cash; provided that, notwithstanding the foregoing, no Loan shall constitute a PIK Loan if the portion of the interest accruing thereon that is contractually required to be paid in cash accrues at a rate equal to or in excess of (i) the Benchmark plus ~~2.65~~2.50%, if such Loan is a Floating Rate Loan pursuant to the Underlying Instruments for such Loan, (ii) the Applicable Prime Rate, if such Loan is a Floating Rate Loan with an interest rate based on the Applicable Prime Rate, and (iii) 6.0%, if such Loan is a Fixed Rate Loan.

“Plan Assets”: The meaning of “plan assets” in the Plan Asset Regulations.

“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Agent incurred in connection with any such sale.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Collateral Manager, the Equityholder, any Affiliate Transferor or any of their respective Subsidiaries.

“Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) on any list of targets identified or designated pursuant to any Sanctions, including those listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List and OFAC’s Consolidated Non-SDN List; (b) a legal entity that is a Sanctions target based on the ownership or control of such legal entity by Sanctioned Person(s); or (c) the target of or subject to any territorial or country-based Sanctions program.

“SBIC Subsidiary”: Any subsidiary of the Equityholder (or such subsidiary’s general partner or manager entity) that is (x) either (i) a “small business investment company” licensed by the U.S. Small Business Administration or any governmental authority succeeding to any or all of the functions thereof (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, or (ii) any wholly-owned, direct or indirect, subsidiary of an entity referred to in clause (x)(i) of this definition.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Scheduled Reinvestment Period End Date”: February 27, 2028 (unless extended with the prior written consent of the Administrative Agent and each Lender).

“SEC”: The Securities and Exchange Commission or any successor Governmental Authority.

~~“Second Amendment Closing Date”: February 27, 2025.~~

“Second Lien Loan”: A Loan that (i) does not satisfy each requirement set forth in the definition of “Broadly Syndicated Loan,” “Middle Market Loan” or “First Lien Last-Out Loan,” (ii) is secured by a pledge of collateral (including all of the applicable Obligor’s assets constituting collateral for such Loan (whether or not there is also a security interest of a higher or lower priority in additional collateral)), which security interest is validly perfected and second

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Swingline Advance”: Any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.1, and all such swingline loans collectively as the context requires. For the avoidance of doubt, all Swingline Advances shall be denominated in Dollars.

“Swingline Commitment”: The commitment of the Swingline Lender to fund Swingline Advances, subject to the terms and conditions herein, in an amount not to exceed$~~30,000,000~~50,000,000 outstanding at any time, as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender in its capacity as a Lender hereunder, and is not in addition thereto.

“Swingline Lender”: The meaning specified in the Preamble.

“Swingline Refund Date”: The meaning specified in Section 2.20(a).

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Third Amendment Closing Date”: May 14, 2025.

“Tranche Size”: With respect to any Loan, the dollar value of the tranche of Indebtedness of the applicable Obligor currently held or contemplated for purchase by the Borrower, which may include any last out component (but not any second lien component) and, in the sole discretion of the Administrative Agent, any Indebtedness under another tranche that (x) is an obligation of the same Obligor under the same Underlying Instrument, (y) pari passu with such Loan and (z) has the same material terms as such Loan.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, each Transfer Agreement, the Fee Letter, the Securities Account Control Agreement, any Joinder Supplement, and the Collateral Agent Fee Letter and each document, instrument or agreement related to any of the foregoing.

“Transfer Agreement”: Each sale agreement or a contribution agreement in form and substance satisfactory to the Administrative Agent in its sole discretion, by and between an Affiliate Transferor and the Borrower pursuant to which such Affiliate Transferor sells or contributes Loans to the Borrower.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.

“Undisclosed Administration”: In relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional

Period. If any Funding Notice is received by the Administrative Agent after 2:00 p.m. on any day (or on a day that is not a Business Day), such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. on the next Business Day.

(c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction or waiver of the applicable conditions set forth in Article III:

(i) in the case of a Loan Advance, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by the Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Loan Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Loan Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency.

(ii) in the case of a Swingline Advance, the Swingline Lender shall make available to the Borrower in same day funds by wire transfer to the account designated by Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to the least of (x) the amount requested by the Borrower for such Swingline Advance, (y) the positive difference between (A) the Swingline Commitment then in effect and (B) the aggregate outstanding Swingline Advances as of such date and (z) the maximum amount that, after taking into account the proposed use of the proceeds of such Swingline Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency.

(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Loan Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

Section 2.3 Reduction of the Facility Amount; Principal Repayments.

(a) The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part any portion of the Commitments that exceed the Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice at least three (3) Business Days prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Collateral Manager); (ii) any partial reduction of the Commitments shall be in an amount equal to $1,000,000 and in integral multiples of $250,000 in excess thereof; and (iii) in the case of such termination or reduction on or prior to second anniversary of the ~~Second~~Third Amendment Closing Date, other than in connection with an amendment and restatement of this Agreement, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee; provided that no Commitment Reduction Fee shall be due and payable if such termination or reduction occurs (x) using the proceeds of a collateralized loan obligation transaction securitizing all or any of the Collateral for which the Administrative Agent has provided its prior written consent (in its sole discretion) or (y) after the second anniversary of the

~~Second~~Third Amendment Closing Date. Each notice of a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The applicable Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of the Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b) The Borrower (or the Collateral Manager on behalf of the Borrower) may, at any time, reduce Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice at least one (1) Business Day prior to the date of such reduction to the Administrative Agent, the Collateral Agent, and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency) and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency exists) shall be in a minimum amount of $250,000 and in integral multiples of $100,000 in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower shall deliver (1) to the Administrative Agent, the Collateral Agent and each Lender, a Repayment Notice and (2) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon, together with any Breakage Costs, which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower, to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts referred to in this sentence in full. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

(c) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.

Section 2.4 Determination of Interest.

(a) The Collateral Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Manager and the Borrower thereof on the third Business Day prior to such Payment Date.

(b) No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c) No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

(d) In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The

Annex A (Continued)

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender and as Swingline Lender

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

Raymond James Bank

as a Lender

880 Carillon Parkway

St. Petersburg, FL. 33716

Telephone: 727-567-1720

Facsimile: (866)-567-4002

Attention: Mark Specht

Email: Mark.Specht@raymondjames.com

UMB BANK, NATIONAL ASSOCIATION,

as Collateral Agent

928 Grand Blvd 11th Floor

Kansas City, MO 64106

Attn: Corporate Trust and Agency Services ~~—~~- StepStone SPV Facility III LLC

Email: STEPSTONE_SPV3@umb.com

Phone: (213) 253-4622

Annex A to LSA

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$	~~550,000,000~~650,000,000
Raymond James Bank		$100,000,000

Annex B to LSA

Annex C

Specified Limitations

Facility Amount	~~$~~	~~250,000,000~~	~~$~~	~~350,000,000~~	$400,000,000	~~$~~	~~450,000,000~~	$500,000,000	$650,000,000	$750,000,000	$900,000,000
Eligible Loan
Minimum Equity Amount (clause (i)(b))	~~$~~	~~75,000,000~~	~~$~~	~~105,000,000~~	$120,000,000	~~$~~	~~135,000,000~~	$150,000,000	$195,000.000	$225,000,000	$270,000,000
Minimum unencumber ed cash amount (Section 9.1(u))	~~$~~	~~20,000,000~~	~~$~~	~~25,000,000~~	$27,500,000	~~$~~	~~30,000,000~~	$35,000,000	$45,500,000	$52,500,000	$63,000,000
Eligible Loan (clause (qq) (Large Obligor Limit))
Largest Obligor	~~$~~	~~15,000,000~~	~~$~~	~~17,500,000~~	$18,750,000	~~$~~	~~20,000,000~~	$22,500,000	$29,250,000	$33,750,000	$40,500,000
Next two (2) Largest Obligors	~~$~~	~~12,500,000~~	~~$~~	~~15,000,000~~	$16,250,000	~~$~~	~~17,500,000~~	$20,000,000	$26,000,000	$30,000,000	$36,000,000
All Other Obligors	~~$~~	~~10,000,000~~	~~$~~	~~12,500,000~~	$14,000,000	~~$~~	~~15,000,000~~	$17,500,000	$22,750,000	$26,250,000	31,500,000

If the current Facility Amount is not equal to an amount set forth in the “Facility Amount” row, then the applicable Facility Amount shall be the next lowest amount set forth in the “Facility Amount” row. If the Facility Amount is reduced below $~~250,000,000~~400,000,000, each number in column 1 of the above chart shall be agreed to in writing (including via email) at the time of such reduction by the Borrower and the Administrative Agent. For the avoidance of doubt, the amounts set forth in each of the “Minimum Equity Amount” row and the rows corresponding to Annex C shall not be decreased solely based on the occurrence of the end of the Reinvestment Period or based on the reduction in the Advances Outstanding after the Reinvestment Period.

Annex B to LSA